Exhibit 10.1a

HOT TOPIC, INC.
18305 East San Jose Ave.
City of Industry, California 91748

March 16, 2012

Jerry Cook
18305 East San Jose Ave.
City of Industry, CA 91748

Re:  Amendment to Amended and Restated Employment Letter Agreement

Dear Jerry:

This second amendment (this “Second Amendment”) to your Amended and Restated Employment Letter Agreement (the “Agreement”) with Hot Topic, Inc. (the “Company”), dated November 24, 2008, as first amended as of March 21, 2011, amends the terms and conditions of the Agreement to the extent provided herein.  From and after the execution of this Second Amendment by the parties hereto, this Second Amendment shall form a part of the Agreement for all purposes and any reference to the Agreement shall be deemed a reference to the Agreement as amended hereby.  Except as specifically amended as set forth herein, each term and condition of the Agreement shall remain unchanged and continue in full force and effect.

1.           SECTION 1.  The first sentence of Section 1 of the Agreement is hereby amended and restated in its entirety to read as follows:  “Effective as of April 1, 2012, your title will be Chief Store Officer, and you will be expected to perform duties consistent with such position.”

2.           SECTION 2. The first sentence of Section 2 of the Agreement is hereby amended and restated in its entirety to read as follows: “Effective as of April 1, 2012, your base salary is $500,000 per year, less payroll deductions and all required withholdings, which is subject to annual review.”

3.           SECTION 6. The references to “twelve (12) months” in Section 6 of the Agreement are hereby replaced with “six (6) months.”

4.           GOVERNING LAW. This Second Amendment shall be governed by and construed according to the laws of the State of California.

If the above terms are acceptable to you, please sign this Second Amendment and return it to the me at your earliest convenience.

Sincerely,

/s/ Lisa Harper
Lisa Harper
CEO

Accepted and Agreed:

/s/ Jerry Cook
Jerry Cook